EXHIBIT 3.  ARTICLES OF INCORPORATION AND BYLAWS

AMENDED: 04.25.95
                   (ART. III-A - ENTIRETY)

ARTICLES OF INCORPORATION

OLD POINT FINANCIAL CORPORATION


I.  Name

The name of the Corporation is Old Point Financial Corporation.

II.  Purpose

            The purpose for which the Corporation is organized is to act as a bank holding company and to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia
Stock Corporation Act.

III.  Capital Stock

A. General Authorization. The Corporation shall have authority to issue 6,000,000 shares of Common Stock, par value $5.00 per share.

B. No Preemptive Rights. Shareholders shall have no preemptive rights to acquire any unissued shares of the Corporation.

C. Cumulative Voting. At all elections of directors of the Corporation, each holder of Common Stock shall be entitled to cast as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected, and he may cast all such votes for a single director or may distribute them among as many candidates as he may see fit.

IV.  Certain Business Combinations

A.          Higher Vote for Certain Business Combinations.
            The affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the Corporation shall be required for the approval or authorization of a Business Combination (as hereinafter defined). The foregoing shall not apply to a Business Combination, and such Business Combination shall require only such approval as is required by law, if it shall have been approved by the affirmative vote of at least 80% of the entire Board of Directors.

B.          Certain Definitions.  For purposes of this
            Article IV:

            1. A "Business Combination" shall mean (i) any merger or consolidation of the Corporation of a subsidiary with or into, or the exchange of shares of Common Stock of the Corporation for cash or property of, an Acquiring Person, (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation or a subsidiary to or with an Acquiring Person, (iii) any reclassification of securities (including any reverse stock split), recapitalization or other transaction that would have the effect of increasing the voting power of an Acquiring Person, or (iv) any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Acquiring Person.

            2.     An "Acquiring Person" shall mean any
                   individual, firm, corporation, trust or any other entity which: (i) beneficially owns, together with its affiliates and associated persons, 5% or more of the outstanding shares of Common Stock of the Corporation; or (ii) though owning less than 5% of such shares, proposes or undertakes to obtain control or exercise a controlling influence over the Corporation as determined by the Board of Directors.

C. Amendment or Repeal. The provisions of this Article shall not be amended or repealed, nor shall any provision of these Articles of Incorporation be adopted that is inconsistent with this Article, unless such action shall have been approved by the affirmative vote of either:
            (i) the holders of at least 75% of the
            outstanding shares of Common Stock; or (ii) 80% of the entire Board of Directors and the holders of the requisite number of shares required under Virginia law for the amendment of articles of incorporation.

D.          Certain Determinations by the Board of Directors.
            When evaluating a proposed Business Combination, the Board of Directors of the Corporation shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to price or other consideration being offered, but also to all other relevant factors, including, without limitation, (i) the financial and managerial resources and future prospects of the Acquiring Person, (ii) the possible effects on the business, employees, customers and creditors of the Corporation and its subsidiaries. In evaluating any proposed Business Combination, the Board of Directors shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the Corporation and its stockholders.

            Any determination made in good faith by the Board of Directors, on the basis of information at the time available to it, whether (i) an individual, firm, corporation or other entity is an Acquiring Person, (ii) the number of shares of Common Stock beneficially owned, directly or indirectly, by such person is more than 5% of the outstanding shares, or (iii) any individual, firm, corporation or other entity is an "affiliate" or "associated person" of an Acquiring Person, shall be conclusive and binding for all purposes of this Article IV.


V.  Directors

            The number of directors shall be fixed by the Bylaws. Absent any Bylaw fixing the number of directors, that number shall be 25.

VI.  Indemnification and Limit on Liability

A. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, each director and officer shall be indemnified by the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged liable by reason of his willful misconduct or a knowing violation of criminal law in the performance of his duty as such director or officer. The right of indemnification hereby provided shall not be exclusive of any other rights to which any director may be entitled.

B. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

C. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to indemnify or contract in advance to indemnify any person not specified in subsection
            (A) of this Article against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been an employee, agent or consultant of the Corporation, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, to the same extent as if such person were specified as one to whom indemnification is granted in subsection (a) of this Article.

D. Every reference in this Article to director, officer, employee, agent or consultant shall include (i) every director, officer, employee, agent or consultant of the Corporation or any consultant of the Corporation or any corporation the majority of the voting stock of which is owned directly or indirectly by the Corporation,
            (ii) every former director, officer, employee, agent or consultant of the Corporation, (iii) every person who may have served at the request of or on behalf of the Corporation as a director, officer, employee, agent, consultant or trustee of another corporation, partnership, joint venture, trust or other entity, and (iv) in all of such cases, his executors and administrators.


E. The provisions of this Article VI shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to such a proceeding may have occurred before such adoption. No amendment, modification or repeal of this Article VI shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

F. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to subsection (A) of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominee shall select such special legal counsel.



            08.11.92


BYLAWS OF
OLD POINT FINANCIAL CORPORATION

ARTICLE I.

STOCKHOLDERS

AMENDED:  08/11/92
            1.1 Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business authorized or required to be transacted by the stockholders shall be held in Hampton, Virginia, at the main office of the Old Point National Bank, or at any other convenient place authorized by the Board of Directors, on the fourth Tuesday in April of each year, but if no election of directors is held on that day, it may be held on a subsequent date designated by the Board of Directors or stockholders in accordance with law.

            1.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes shall be held whenever called by the Chairman of the Board, or by the President if there is no Chairman of the Board, or by the Board of Directors or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

            1.3          Notice of Meetings.  Notice of the
annual or any special meeting shall be mailed at least ten days, and not more than fifty days, prior to the date of the meeting to each registered stockholder at his address as the same appears on the books of the Corporation. If the meeting shall be called to act on an amendment to the Articles of Incorporation or on a plan of merger, consolidation or exchange, or on a reduction of stated capital, or upon a proposed sale of all or substantially all of the assets of the Corporation, notice shall be given not less than twenty-five nor more than fifty days before the date of the meeting, and such notice shall be accompanied by a copy of the proposed amendment or plan of merger, consolidation, or exchange, or the proposed plan for reduction of capital.

            1.4 Quorum. At any meeting of the stockholders the holders of a majority of the shares issued and outstanding, having voting power (which shall not include any treasury stock held by the Corporation), being present in person or represented by proxy, shall be a quorum for all purposes, including the election of directors.

            1.5          Voting.  At all meetings of the
stockholders, stockholders shall be entitled to vote, either in person or by proxy duly appointed by an instrument in writing, subscribed by such stockholder or by his authorized attorney; at all meetings such stockholder shall have one vote for each share of stock entitled under the provisions of the charter to voting rights which may be registered in his name upon the books of the Corporation on the day preceding that on which the transfer books may be closed by order of the Board of Directors. Treasury stock held by the Corporation shall not be entitled to vote.

ARTICLE II

BOARD OF DIRECTORS

            2.1 Number. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors which shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by the Board of Directors or by resolution of the shareholders at any meeting thereof. A director may be removed at any time with or without cause by a vote of the stockholders.

            2.2 Term of Office. Each director shall serve for the term of one year and until his successor shall have been duly chosen and qualified.

            2.3 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase of not more than two in number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

            2.4          Stockholder Nominations of Directors.
Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the President of the Corporation not less than 14 days nor more than 50 days in advance of such meeting, provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the President of the Holding Company not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) the principal occupation of each nominee; (e) the total number of shares that to the knowledge of the notifying stockholder will be voted for each of the nominees; and
(f) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE III

DIRECTORS' MEETINGS

            3.1 Regular Meetings. Regular meetings of the Board of Directors shall be held annually, immediately following each annual meeting of stockholders, for the purpose of electing officers and carrying on such other business as may properly come before such meeting, and, if necessary, immediately following each special meeting of stockholders to consider and act upon any matter which may properly come before such meeting. Any such meeting shall be held at the place where the stockholders' meeting was held. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings, and such meetings shall be held at the time and place, within or without the Commonwealth of Virginia, as the Chairman or, in his absence, the President shall designate.

            3.2 Special Meetings. Special meetings of the Board of Directors shall be held on the call of the Chairman, the President, any three members of the Board of Directors or a majority of the Board of Directors at the principal office of the Corporation or at such other place as shall be designated.

            3.3 Telephone Meetings. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

            3.4 Notice of Meetings. No notice need be given of regular meetings of the Board of Directors.

            Notice of special meetings of the Board of Directors shall be mailed to each director at least three (3) days, or telegraphed at least two (2) days prior to the date of the meeting and must set forth the purpose for which the meeting is called.

            3.5 Quorum; Required Vote. A majority of the directors shall constitute a quorum for the transaction of business by the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law or these Bylaws.

            3.6 Waiver of Notice. Notwithstanding any other provisions of law, the Articles of Incorporation or these Bylaws, whenever notice of any meeting for any purpose is required to be given to any director a waiver thereof in writing, signed by the person entitled to said notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

            A director who attends a meeting shall be deemed to have had timely and proper notice of the meeting unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            3.7 Actions by Directors Without Meeting. Any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action, shall be signed either before or after such action by all of the directors. Such consent shall have the same force and effect as a unanimous vote.


ARTICLE IV

COMMITTEES OF DIRECTORS

            4.1          Executive Committee.  The Board of
Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate four or more directors to constitute an Executive
Committee. A majority of the members of the Executive
Committee shall constitute a quorum. The Executive
Committee shall meet on the call of any of its members.
Notice of any such meeting shall be given by mail, telephone, telegraph or other means by the close of business on the day before such meeting is to be held.
The Executive Committee shall have and may exercise all of the authority of the Board of Directors except to approve (i) an amendment of the Articles of Incorporation; (ii) a plan of merger or consolidation;
(iii) a plan of exchange under which the Corporation would be acquired; (iv) the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the Corporation otherwise than in the usual and regular course of its business; (v) the voluntary dissolution of the Corporation; (vi) revocation of voluntary dissolution proceedings; (vii) any employee benefit plan involving the issuance of common stock;
(viii) the compensation paid to a member of the Executive Committee; or (ix) an amendment of these Bylaws.

            4.2 Audit Committee. The Board of Directors may appoint an Audit Committee consisting of not less than three directors, none of whom shall be officers, which Committee shall regularly review the adequacy of internal financial controls, review with the Corporation's independent public accountants the annual audit and other financial statements, and recommend the selection of the Corporation's independent public accountants.

            The Audit Committee of the Board of Directors of
The Old Point National Bank may also serve as the Audit
Committee for the Board of Directors of the Corporation.

            4.3 Other Committees. The Board of Directors may designate such other committees with limited authority as it may deem advisable.

            4.4 Telephone Meetings. Committees may participate in meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

            4.5 Actions by Committees Without Meetings. Any action which may be taken at a committee meeting, may be taken without a meeting if a consent in writing, setting forth the action, shall be signed either before or after such action by all of the members of the committee. Such consent shall have the same force and effect as an unanimous vote.

            4.6          Committee Rules.  Unless the Board of
Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of direction by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee. Except to the extent that these Bylaws contain provisions to the contrary, in other respects each committee shall conduct its business in the same manner as the Board of Directors is required to conduct its business.


ARTICLE V

OFFICERS AND EMPLOYEES

            5.1 Chairman of the Board. The Board of Directors may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors.
The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

            5.2 President. The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, he shall preside at any meeting of the Board. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of President or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

            5.3 Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

            5.4 Secretary. The Board of Directors shall appoint a Secretary or other designated officer who shall be Secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Bylaws to be given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Secretary or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

            5.5 Other Officers. The Board of Directors may appoint such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation.
Such officers shall respectively exercise such powers and perform such duties as to pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairman of the Board, or the President.

            5.6 Clerks and Agents. The Board of Directors may appoint, from time to time, such clerks, agents and employees as it may deem advisable for the prompt and orderly transaction of the business of the Corporation, define their duties, fix the salaries to be paid to them and dismiss them. Subject to the authority of the Board of Directors, the President, or any other officer of the Corporation authorized by him, may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

            5.7 Tenure of Office. The President shall hold his office for the current year for which the Board of which he shall be a member was elected, unless he shall resign, become disqualified, or be removed; and any vacancy occurring in the Office of President shall be filled promptly by the Board of Directors.


ARTICLE VI

CERTIFICATES OF STOCK

            6.1          Form and Issuance.   Certificates of stock
shall be in such form as may be approved by the Board of Directors and shall be signed by the President or any Vice President and the Secretary or an Assistant
Secretary or the Treasurer or an Assistant Treasurer, and may (but need not) be sealed with the seal of Corporation or a facsimile thereof. Any such signature may be a facsimile.

            6.2          Lost, Stolen or Destroyed Stock
Certificates; Issuances of New Certificates.  The
Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


            6.3 Transfer. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, registration and transfer of certificates of stock and may appoint transfer agents or clerks and registrars thereof. Unless otherwise provided, transfers of shares of stock by the Corporation shall be made upon its books by surrender of the certificates for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney-in-fact.


            6.4          Recognition of Other Stock Certificates.
The Corporation will recognize as its own common stock certificates those stock certificates representing shares of common stock of The Old Point National Bank of Phoebus, which certificates have not been heretofore exchanged for certificates representing shares of common stock of the Corporation.



ARTICLE VII

AMENDMENTS

            7.1 New Bylaws and Alterations. These Bylaws may be amended or repealed and new Bylaws may be made at any regular or special meeting of the Board of Directors by the vote of a majority thereof. However, Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the stockholders and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the directors.


ARTICLE VIII

CORPORATE SEAL

            8.1          The President, any Vice President, the
Secretary or any Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have the authority to affix the corporate seal to any document requiring such seal, and to attest the same.
Such seal shall be substantially in the following form:



ARTICLE IX

MISCELLANEOUS PROVISIONS

            9.1          Fiscal Year.  The fiscal year of the
Corporation shall be the calendar year.

            9.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Corporation by the Chairman of the Board, or the President, or any Vice President, or the Secretary. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 9.2 are supplementary to any other provision of these Bylaws.

            9.3 Records. The Articles of Incorporation, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.


ARTICLE X

EMERGENCY BYLAWS

            10.1         Effect.

            The provision of this Article X shall be effective during any emergency resulting from an attack on the United States or any nuclear or atomic disaster
(hereinafter called an "Emergency").

            10.2         Board of Directors.

            During an emergency, the director or directors in attendance at the meeting shall constitute a quorum. A meeting of the Board of Directors may be called by any director or officer of the Corporation. Notice of any meeting during an emergency may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If no director is present, the three most senior officers of the Corporation, as hereinafter defined, present shall be deemed directors for the purpose of such meeting and shall have all of the authority of the Board of Directors. As used in this Article, officers shall take seniority as follows:

President

Executive Vice President           (if the Board of
                                   Directors has elected
                                   such an officer)

Senior Vice President              (if the Board of
                                   Directors has elected
                                   such an officer)

First Vice President              (if the Board of
                                  Directors has elected
                                  such an officer)

Vice President                    (if the Board of
                                  Directors has elected
                                  such an officer)

Treasurer

Assistant Vice President          (if the Board of
                                  Directors has elected
                                  such an officer)

Assistant Treasurer               (if the Board of
                                  Directors has elected
                                  such an officer)

Secretary


            Within each officer class, officers shall take seniority on the basis of length of service in such office or, in the event of equality, length of service as an officer of the Corporation.


            10.3         Executive Authority.

            The Board of Directors shall provide lines of succession of executive authority which, until altered by the Board of Directors either before or during an emergency, shall be effective during an emergency.

            10.4         Operations.

            It shall be the duty of the senior officer present at each office of the Corporation during an emergency when communication with the President is impractical, and he is hereby authorized, to take such action as he shall think necessary or desirable to protect the assets of the Corporation and provide service to its customers.

            10.5         Indemnity.

            No officer, director or employee acting in accordance with this Article shall be liable except for willful misconduct.